PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
October 2, 2012

Contact:     Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. INCREASES FULL YEAR AND THIRD QUARTER 2012 EARNINGS PER SHARE GUIDANCE $0.05 OVER TOP END OF PREVIOUS GUIDANCE

New York, NY - PVH Corp. [NYSE: PVH] announced today that, in conjunction with presentations to be given at its Analyst Day in New York City today beginning at 12:00 PM EDT, it is updating its previous earnings per share guidance for its full year and third quarter 2012.

Non-GAAP Amounts:
The discussions in this release that refer to non-GAAP amounts exclude the items which are described in this release under the heading “Non-GAAP Exclusions.” Reconciliations of GAAP to non-GAAP amounts are presented in the tables later in this release and identify and quantify all excluded items.

2012 Guidance:
Non-GAAP earnings per share for the full year 2012 is now estimated to be in a range of $6.32 to $6.37, as compared to the previous non-GAAP guidance of $6.25 to $6.32.

Non-GAAP earnings per share for the third quarter of 2012 is now estimated to be in a range of $2.28 to $2.30, as compared to the previous non-GAAP guidance of $2.20 to $2.25.

The Company’s updated earnings per share guidance reflects the continued strong performance in the Tommy Hilfiger business, particularly in North America, and the Calvin Klein business. In addition, the Company is currently outpacing its planned turnaround in its Heritage Brands wholesale businesses in the second half of 2012.

Non-GAAP Exclusions:
The discussions in this release that refer to non-GAAP amounts exclude the following:

•
Pre-tax costs of approximately $15 million expected to be incurred in 2012 principally in connection with the integration of Tommy Hilfiger and the related restructuring, of which approximately $5 million is expected to be incurred in the third quarter.

•
Estimated tax effects associated with the above pre-tax costs, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it has recorded as an acquisition, integration, restructuring or debt modification cost to determine if such cost is tax deductible, and if so, in what jurisdiction the deduction would occur. All items above were identified as either primarily tax deductible in the United States, in which case the Company assumed a combined federal and state tax rate of 38.0%, or as non-deductible, in which case the Company assumed no tax benefit. The assumptions used were consistently applied for both GAAP and non-GAAP earnings amounts.

Please see reconciliations of GAAP to Non-GAAP amounts later in this release.

Details on Accessing Live Webcast and Replay:
The live webcast of the Company’s presentation, as well as the audio replay, which will be available beginning three hours after the conference ends, may be accessed by logging onto www.pvh.com and going to the Webcasts section under the Investors link. Materials for this presentation will also be available on www.pvh.com in the Webcasts section under the Investors link.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Forward-looking statements made during management’s appearance and included in the presentation materials, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Tommy Hilfiger B.V. and certain affiliated companies, the Company borrowed significant amounts, may be considered to be highly leveraged, and uses a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s presentation and presentation materials will include non-GAAP financial measures, as defined under SEC rules. Reconciliations of these measures are included in the financial information later in this release, the Company’s second quarter 2012 earnings press release, which was released on August 27, 2012 and the Company’s 2011 year-end earnings press release, which was released on March 27, 2012, each of which is available on the Company’s website at http://www.pvh.com/investor_relations_press_releases.aspx. Additional reconciliations for years 2003-2009 are available in the Company’s Current Reports on Form 8-K furnished to the SEC on March 17, 2005, March 26, 2007, March 23, 2009 and March 28, 2011. Each of these reports, as well as the Company’s Current Reports on Form 8-K furnished to the SEC in connection with the August 27, 2012 and March 27, 2012 earnings press releases, and to be furnished in connection with this release, is available on the Company’s website at http://www.pvh.com and the SEC’s website at http://www.sec.gov.

Earnings per share guidance in this release speaks as of October 2, 2012, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings per share, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts

The Company believes presenting its 2012 estimated results excluding (i) the costs expected to be incurred principally in connection with its integration of Tommy Hilfiger and the related restructuring; and (ii) the estimated tax effects associated with these costs, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of the amounts identified facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share amounts excluding these costs are also the basis for certain incentive compensation calculations. The estimated tax effects associated with these costs are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it has recorded or expects to record as an integration or restructuring cost to determine if such cost is tax deductible, and if so, in what jurisdiction the deduction would occur. All items above were identified as either primarily tax deductible in the United States, in which case the Company assumed a combined federal and state tax rate of 38.0%, or as non-deductible, in which case the Company assumed no tax benefit.

2012 Earnings Per Share Reconciliation	Full Year 2012 (Estimated)	Full Year 2012 (PREVIOUS PROJECTION)	Third Quarter 2012 (Estimated)	Third Quarter 2012 (PREVIOUS PROJECTION)

GAAP earnings per share	$6.17 - $6.22	$6.10 - $6.17	$2.23 - $2.25	$2.15 - $2.20
Estimated per share impact of after tax integration and restructuring costs	$0.15	$0.15	$0.05	$0.05
Earnings per share excluding impact of integration and restructuring costs	$6.32 - $6.37	$6.25 - $6.32	$2.28 - $2.30	$2.20 - $2.25

The GAAP earnings per share amounts presented in the above table are being provided solely to comply with applicable SEC rules and are not, and should not be construed to be, guidance for the Company’s 2012 fiscal year. The Company’s earnings per share, as well as the amounts excluded in providing non-GAAP earnings per share guidance, would be expected to change as a result of acquisition, restructuring, divestment or similar transactions or activities or other one-time events, if any, that the Company engages in or suffers during the period.

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